Exhibit 99.1
From: John Jackson
Sent: Thursday, April 29, 2010
To: Wayne, Donald
Cc: Danner, Ernie; Hall, Gordon; Miller, Susan
Subject: Resignation
Dear Donald:
This is to notify you that I hereby resign from the Board of Directors of Exterran Holdings, Inc. effective April 29, 2010.
Please be advised that I have no disagreements with the company on any matter relating to its operations, policies or practices.
Sincerely,
John E. Jackson